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                                                                     Exhibit 23A




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 15, 2001, February 1, 2001, and February 16, 2001 on the financial statements and schedule of Bassett Furniture Industries, Incorporated and Subsidiaries, the financial statements of Bassett Industries Alternative Asset Fund, LP, and the financial statements of LRG Furniture, LLC, respectively, included in and incorporated by reference in this Form 10-K/A, into the Company's previously filed Registration Statement File Nos. 33-52405, 33-52407, 333-60327, and 333-43188.

                                                /s/ ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
   May 24, 2001.